                                                                     Exhibit 3.1
                                    ANNEX B

                           ARTICLES OF INCORPORATION
                                       OF
                               ZAPATA CORPORATION

     The undersigned incorporator hereby executes these Articles of Incorporation for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Statutes.

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Zapata Corporation.

                                   ARTICLE II

                                 RESIDENT AGENT

     The name and address of the Corporation's initial resident agent is John P. Fowler, Marshall Hill Cassas & de Lipkau, 333 Holcomb Ave., Suite 300, Reno, Nevada 89502. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

                                  ARTICLE III

                                    PURPOSE

     The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV

                               AUTHORIZED CAPITAL

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 185,000,000 shares, which shall be divided into 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), 18,000,000 shares of Preference Stock, par value $.01 per share ("Preference Stock"), and 165,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"). Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     The following is a statement of the designations and the powers, preferences and rights and the qualifications, limitations or restrictions, of the classes of stock of the Corporation:

SECTION 4.01  COMMON STOCK.

     (a) Subject to the prior and superior rights of the Preferred Stock and Preference Stock as provided in this Article IV or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock or Preference Stock as herein authorized, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

     (b) Each holder of Common Stock shall be entitled to one vote for each share held and, except as otherwise provided herein, in any resolution of the Board of Directors providing for the issuance of any

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particular series of Preferred Stock or Preference Stock or by law, the Common
Stock, the Preferred Stock and the Preference Stock having voting rights shall vote together as a class.

SECTION 4.02 PREFERRED STOCK. The Preferred Stock may be issued in one or more series, consisting of such series as may be established and designated from time to time by the Board of Directors as hereinafter provided. The Board of Directors shall have the authority to establish and fix the voting powers, full or limited, or the absence of voting powers, and the designations, powers, preferences and relative and other special rights and qualifications, limitations and restrictions of the Preferred Stock of any such new series in a resolution or resolutions adopted by the Board of Directors providing for the issuance of Preferred Stock of such series. Such resolution or resolutions shall
(a) specify the series to which such Preferred Stock shall belong; (b) specify the preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, if any, with respect to any class or series; (c) specify the annual rate of dividends payable on shares of such series (which may be cumulative or noncumulative); (d) fix the preferences and the amount which the holders of shares of such series shall be entitled to be paid in the event of any liquidation, dissolution or winding up of the Corporation; (e) state at what times and under what terms and conditions the shares of such series shall be redeemable and the amount or amounts payable thereon in the event of redemption; (f) specify the voting powers, full or limited, or the absence of voting powers that the holders of shares of such series shall have; and (g) specify such other rights and provisions not inconsistent with this Article IV with respect to any class or series as may to the Board of Directors seem advisable, including, but not limited to, (i) limiting the number of shares of such series which may be issued, (ii) providing for a sinking fund for the purchase or redemption, or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Corporation is in default as to such sinking or purchase fund the Corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock with respect to dividends or distribution of assets upon liquidation (referred to herein as "stock ranking junior to the Preferred Stock"), (iii) imposing conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (iv) imposing conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, stock ranking junior to the Preferred Stock and (v) granting to the holders of shares of such series the right to convert or exchange such shares for shares of any other class or classes or any other series of the same or any other class or classes or any other series of stock of the Corporation or any other issuer. The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series of Preferred Stock. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series of Preferred Stock and the shares so subtracted shall become authorized and unissued shares of Preferred Stock.

     SECTION 4.03 PREFERENCE STOCK. The Preference Stock may be issued in one or more series, consisting of such series as may be established and designated from time to time by the Board of Directors as hereinafter provided. The Board of Directors shall have the authority to establish and fix the voting powers, full or limited, or the absence of voting powers, and the designations, powers, preferences and relative and other special rights and qualifications, limitations and restrictions of the Preference Stock of any such new series in a resolution or resolutions adopted by the Board of Directors providing for the issuance of Preference Stock of such series; provided, that each series of Preference Stock shall rank junior to the Preferred Stock with respect to the payment of dividends and distributions in liquidation. Subject to such limitations, such resolution or resolutions shall (a) specify the series to which such Preference Stock shall belong; (b) specify the preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, if any, with respect to any class or series; (c) specify the annual rate of dividends payable on shares of such series (which may be cumulative or noncumulative); (d) fix the preferences and the amount which the holders of shares of such series shall be entitled to be paid in the event of any liquidation, dissolution or winding up of the Corporation; (e) state at what times and under what terms and conditions the shares of
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such series shall be redeemable and the amount or amounts payable thereon in the event of redemption; (f) specify the voting powers, full or limited, or the absence of voting powers that the holders of shares of such series shall have; and (g) specify such other rights and provisions not inconsistent with this
Article IV with respect to any class or series as may to the Board of Directors seem advisable, including, but not limited to, (i) limiting the number of shares of such series which may be issued, (ii) providing for a sinking fund for the purchase or redemption, or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Corporation is in default as to such sinking or purchase fund the Corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preference Stock with respect to dividends or distribution of assets upon liquidation (referred to herein as "stock ranking junior to the Preference Stock"), (iii) imposing conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (iv) imposing conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, stock ranking junior to the Preference Stock and (v) granting to the holders of shares of such series the right to convert or exchange such shares for shares of any other class or classes or any other series of the same or any other class or classes or any other series of stock of the Corporation or any other issuer. The shares of each series of Preference Stock may vary from the shares of any other series thereof in any respect. The Board of Directors may increase the number of shares of the Preference Stock designated for any existing series of Preference Stock. The Board of Directors may decrease the number of shares of Preference Stock designated for any existing series of Preference Stock and the shares so subtracted shall become authorized and unissued shares of Preference Stock.

     SECTION 4.04  LIQUIDATION OR DISSOLUTION.

     (a) In the event of any liquidation or dissolution or winding-up, whether voluntary or otherwise, of the Corporation, after paying or adequately providing for all liabilities and obligations of the Corporation as required by law, the remaining assets and funds of the Corporation shall be distributed as follows:

     The holders of Preferred Stock shall be entitled to be paid in full the respective amounts fixed for each such series, if any, outstanding, as provided in the resolutions of the Board of Directors authorizing issuance thereof, plus the unpaid dividends accrued and unpaid thereon to the date of payment thereof, before any distribution or payment is made to the holders of any series of Preference Stock, Common Stock or any other class of stock of the Corporation ranking junior to the Preferred Stock. If the assets distributable in such liquidation, dissolution or winding-up shall be insufficient to permit the payment to the holders of Preferred Stock as aforesaid, the said assets shall be distributed pro rata among the holders of the respective series of Preferred Stock according to the priority established for each series of Preferred Stock.

     After payment in full to the holders of the Preferred Stock as aforesaid, before any distribution or payment shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the Preference Stock, the holders of each series of Preference Stock shall be entitled to be paid in full the respective amount fixed for each such series, if any, outstanding, as provided in the Board of Directors resolution authorizing the issuance thereof, plus the unpaid dividends accrued and unpaid thereon to the date of payment thereof, before any distribution or payment is made to the holders of Common Stock or to the holders of any other class of stock of the Corporation ranking junior to the Preference Stock. If the assets distributable in such liquidation, dissolution or winding-up shall be insufficient to permit the payment to the holders of Preference Stock as aforesaid, the said assets shall be distributed pro rata among the holders of the respective series of Preference Stock according to the priority established for each series of Preference Stock.

     After payment in full to the holders of the Preferred Stock and Preference Stock as aforesaid, the remaining assets and funds shall be divided among and paid to the holders of Common Stock pro rata in proportion to the number of shares held by each of them.

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                                 Page 12 of 26

     (b) The merger or consolidation of the Corporation into or with any other corporation shall not be or be deemed to be a distribution of assets or a dissolution, liquidation or winding-up for the purposes of this Section 4.04.

                                   ARTICLE V

                          DIRECTORS AND INCORPORATORS

     SECTION 5.01 GOVERNING BOARD OF DIRECTORS. All the corporate powers of this Corporation shall be vested in and exercised by a Board of Directors consisting of the number of directors specified in the By-Laws of the Corporation; provided that the number of directors constituting the entire Board of Directors shall not be less than three (3) directors. The governing board shall be styled "Board of Directors" and the number of directors may at any time or times be increased or decreased as provided in the By-Laws.

     SECTION 5.02 INITIAL BOARD OF DIRECTORS. The names and post office addresses of the member of the first Board of Directors, which shall be three
(3) in number, is as follows:

NAME AND CLASS                                                      ADDRESS
--------------                                            ----------------------------
Malcolm Glazer -- Class I...............................  1482 S. Ocean Boulevard
                                                          W. Palm Beach, Florida 33480

Avram Glazer -- Class II................................  18 Stoney Clover Lane
                                                          Pittsford, New York 14534

Leonard DiSalvo -- Class III............................  270 Commerce Drive
                                                          Rochester, New York 14623

     These individuals shall serve as directors until the first annual meeting of stockholders or until their respective successors are elected and qualified.

     SECTION 5.03 CLASSIFICATION OF DIRECTORS. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the initial term of office of Class I expiring at the annual meeting of stockholders in 2002, of Class II expiring at the annual meeting of stockholders in 2000, and of Class III expiring at the annual meeting of stockholders in 2001. At each annual meeting of stockholders, directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. When the number of directors is increased as permitted by the By-Laws of the Corporation, and any newly created directorships are filled by the Board of Directors, there shall be no classification of such additional directors until the next annual meeting of stockholders. Subject to the foregoing, directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 5.04 VACANCIES. Except as otherwise provided in a Certificate of Designation setting forth the rights of the holders of any class or series of Preferred Stock or Preference Stock, any vacancy on the Board of Directors that results from the death, resignation, retirement, disqualification or removal from office of any director, an increase in the number of directors or for any other reason, may be filled by a majority of the Board of Directors then in office (though less than a quorum), including the sole remaining director. Vacancies shall not be filled by a vote or written consent of the stockholders.

     SECTION 5.05 CLASSIFICATION IF HOLDERS OF PREFERRED STOCK OR PREFERENCE STOCK ELECT DIRECTORS. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock or Preference Stock issued by the Corporation have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or an amendment to these Articles of Incorporation applicable thereto, or the terms of a Certificate of Designation of Preferred Stock or Preference Stock, as applicable, filed with the Nevada Secretary of State applicable

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                                 Page 13 of 26

thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

     SECTION 5.06 BALLOTS. Election of directors need not be by ballot unless the By-Laws of the Corporation so provide.

                                   ARTICLE VI

                       DIRECTORS' AND OFFICERS' LIABILITY

     No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                  ARTICLE VII

                                   INDEMNITY

     SECTION 7.01 GENERAL INDEMNIFICATION. Subject to any restrictions set forth in the By-Laws of this Corporation, every person who was or is a party, or is threatened to be made a party to or is involved in any action, suit or proceeding (each a "proceeding"), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise (including any employee benefit plan), shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the laws of the State of Nevada, as the same may exist or hereafter be amended from time to time, against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him in connection with such proceeding if he or she met the standards of conduct which make it possible under the applicable provisions of Chapter 78 of the Nevada Revised Statutes for the Corporation to indemnify said person.

     SECTION 7.02 INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to any restrictions set forth in the By-Laws of this Corporation, every person who was or is a party or threatened to be made a party to or in involved in any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the laws of the State of Nevada, as the same may exist or hereafter be amended from time to time, against all expenses (including attorneys' fees and amounts paid or to be paid in settlement) actually or reasonably incurred or suffered by him in connection with such proceeding if he met the standards of conduct which make it possible under the applicable provisions of Chapter 78 of the Nevada revised statutes for the Corporation to indemnify said person.

     SECTION 7.03 OTHER TERMS. The right of indemnification provided for in this Article VII shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article VII.

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                                 Page 14 of 26

     SECTION 7.04 EXPENSES ADVANCED. Subject to any restrictions set forth in the By-Laws of this Corporation, expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such director or officer acting as a director or officer shall be paid by the Corporation as they are incurred and billed (no more frequently than monthly) in advance of the final disposition of the proceeding, upon receipt of any undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     SECTION 7.05 BY-LAWS; INSURANCE. Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, to limit the right of indemnification, and may cause the Corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, or served as its representative in a partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not the Corporation would have the power to indemnify such person under these Articles of Incorporation, the Corporation's By-Laws or Nevada law.

     The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a director, officer, employee or agent, and inures to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII

               SUPER-MAJORITY VOTE FOR CERTAIN CORPORATE ACTIONS

     SECTION 8.01 APPLICABLE TRANSACTIONS AND REQUIRED VOTE. Except as set forth in Section 8.04 of this Article VIII, the affirmative vote or consent of the holders of 80% of all stock of this Corporation entitled to vote in elections of directors, considered for the purposes of this Article VIII as one class, shall be required: (a) for a merger or consolidation with or into any other corporation, or (b) for any sale or lease of all or any substantial part of the assets of this Corporation to any other corporation, person or other entity, or (c) any sale or lease to this Corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $2,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants, or rights to purchase voting securities or securities convertible into voting securities) of this Corporation or any subsidiary by any other corporation, person or entity, if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of stock of this Corporation entitled to vote in elections of directors (considered for this purpose as one class). Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law or any agreement between this Corporation and any national securities exchange.

     SECTION 8.02  DETERMINATION OF STOCK OWNERSHIP.  For purposes of this
Article VIII any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this Corporation,

          (a) which it owns directly, whether or not of record, or

          (b) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, or

          (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (a) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on July 1, 1970, or

          (d) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (c) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation.

     For the purposes of this Article VIII, the outstanding shares of any class of stock of this Corporation shall include shares deemed owned through the application of Sections 8.02(b), (c) and (d) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

     SECTION 8.03 BOARD OF DIRECTORS' AUTHORITY. The Board of Directors shall have the power and duty to determine for the purposes of this Article VIII on the basis of information known to this Corporation, whether

          (a) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors,

          (b) a corporation, person, or entity is an "affiliate" or "associate" (as defined in Section 8.02(b) above) of another,

          (c) the assets being acquired by this Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000, and

          (d) the memorandum of understanding referred to in Section 8.04 below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this
     Article VIII.

     SECTION 8.04  EXCLUDED CORPORATION TRANSACTIONS.  The provisions of this
Article VIII shall not apply to,

          (a) any merger or similar transaction with any corporation if the Board of Directors of this Corporation has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become a beneficial owner of more than 5% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors; or

          (b) any merger or consolidation of this Corporation with, or any sale or lease to this Corporation or any subsidiary thereof of any assets of or sale or lease by this Corporation or any subsidiary thereof of any of its assets to any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by this Corporation and its subsidiaries.

                                   ARTICLE IX

                CREDITOR COMPROMISES AND STATUTES NOT APPLICABLE

     SECTION 9.01 CREDITOR COMPROMISES Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholders thereof, or on the application of any receiver or receivers appointed for this Corporation under applicable law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under applicable law, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors and/or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation in all cases to the extent permitted under law.

     9.02  STATUTES NOT APPLICABLE  The provisions of Nevada Revised Statutes
78.411 through 78.444, inclusive, regarding combinations with interested stockholders, shall not be applicable to this Corporation.

                                   ARTICLE X

                                    BY-LAWS

     By-Laws of the Corporation may be adopted, amended or repealed by the Board of Directors or by the affirmative vote of the holders of 80% or more of the Corporation's stock, outstanding and entitled to vote at the meeting at which any By-Law is presented for adoption, amendment or repeal (considered for this purpose as one class). Such By-Laws may contain any provision for the regulation and management of the affairs of the Corporation and the rights or powers of its stockholders, directors, officers or employees not inconsistent with statute or these Articles of Incorporation. Any By-Laws inconsistent with these Articles of Incorporation shall be null and void.

                                   ARTICLE XI

                   ARTICLES OF INCORPORATION, AMENDMENT, ETC.

     SECTION 11.01 GENERAL RIGHTS OF AMENDMENT. The Corporation reserves the rights to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     SECTION 11.02 REQUIRED SUPERMAJORITY VOTE. Notwithstanding any other provisions of these Articles of Incorporation, the By-Laws of this Corporation or any Certificate of Designation of Preferred Stock or Preference Stock (and in addition to any other vote that may be required), the affirmative vote of the holders of 80% of all stock of this Corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal Section 5.01 and 5.03 and Articles VIII, X and XI of the Articles of Incorporation.

     Executed this 10th day of March, 1999.

                                          /s/ JOHN P. FOWLER

                                          --------------------------------------
                                          John P. Fowler
                                          Incorporator

                           CERTIFICATE OF ACCEPTANCE

                 OF APPOINTMENT BY AGENT FOR SERVICE OF PROCESS

     In accordance with NRS 78.030(1)(b), the undersigned certifies acceptance of the appointment as the agent for service of process for Zapata-Nevada Corporation, a Nevada corporation.

                                          /s/ JOHN P. FOWLER

                                          --------------------------------------
                                          John P. Fowler
                                          Marshall Hill Cassas & de Lipkau
                                          Reno, NV 89502
                                          333 Holcomb Ave., Suite 300

Dated: March 10th, 1999